Exhibit 10.1

AMENDMENT OF “GENERAL” CONTINGENT VALUE RIGHTS AGREEMENT

This Amendment (this “Amendment”) is dated January 26, 2011 and amends that certain “General” Contingent Value Rights Agreement dated as of January 27, 2010 (the “Agreement”) by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Buyer”), Metabasis Therapeutics, Inc., a Delaware corporation (“Target”), David F. Hale, as Stockholders’ Representative (the “Stockholders’ Representative”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”) and as initial General CVR Registrar. Pursuant to Section 5.2(a) of the Agreement, this Amendment is effective upon the signatures only of Buyer (authorized by a Board Resolution) and the Rights Agent, accompanied by the consent of the Stockholders’ Representative. Pursuant to Section 5.4 of the Agreement, every Holder shall be bound by this Amendment.

Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

1. The definition of “‘7133 Licensing Event” in Section 1.1 of the Agreement is hereby amended to read in full as follows:

“‘7133 Licensing Event” means the licensing by Buyer to any Person (other than to Buyer) of all or any portion of a drug candidate or technology or Intellectual Property from the ‘7133 Program.

2. With respect to the License Agreement dated January 6, 2011 between Buyer and Chiva Pharmaceuticals, Inc. (“Chiva”):

a. As to the definition of “Proceeds,” any equity of Chiva acquired by Buyer shall not be considered to be non-cash proceeds, but the receipt of cash from the payment of any dividends thereon or cash (or non-cash proceeds, other than private-company equity) from any sale or transfer of such equity shall be treated as cash proceeds if, as and when received. Moreover, any such cash (or non-cash proceeds, other than private-company equity) shall be treated as relating to a ’7133 Licensing Event, except that the ‘7133 Licensing Payment Amount with respect thereto shall be deemed to be the Fraction times 40% of such cash (or non-cash proceeds, other than private-company equity) actually received by Buyer, or any of its subsidiaries or Affiliates, at any time before the Outside Date.

b. The $25,000 annual license fees shall be treated as relating to a ’7133 Licensing Event, except that the ‘7133 Licensing Payment Amount with respect thereto shall be deemed to be the Fraction times 40% of each such $25,000 annual license fee actually received by Buyer, or any of its subsidiaries or Affiliates, at any time before the Outside Date.

3. Except as expressly set forth herein, the Agreement remains unchanged and in full force and effect.

4. Buyer represents and warrants that it is authorized by a Board Resolution to enter into this Amendment.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflicts of laws; provided, however, that all provisions, regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

6. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, but this Amendment shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein; provided, however, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. Upon such determination that any term or other provisions is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Amendment so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

7. This Amendment may be signed in any number of counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed to constitute but one of the same instrument.

IN WITNESS WHEREOF, the undersigned parties have executed and entered into this Amendment as of the date first written above.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Charles Berkman

Name:	Charles Berkman

Title:	Vice President, General Counsel & Secretary

MELLON INVESTOR SERVICES LLC

By:	/s/ Mark Cano

Name:	Mark Cano

Title:	Relationship Manager

Consented to:

/s/ David F. Hale
DAVID F. HALE (as Stockholders’ Representative)